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                                                                      EXHIBIT 11

               SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
              Computation of Net Loss Per Common Share (Unaudited)
                      (In thousands, except per share data)


                                                           First Quarter Ended
                                                         ----------------------
                                                          March 30     March 31
                                                            1997         1996
                                                         ---------    ---------
Primary
-------
Net loss                                                 $(107,217)   $ (24,715)
                                                         =========    =========

Shares:
  Weighted average common shares outstanding                99,259       99,184

  Weighted average shares of restricted
    stock outstanding                                          499          520

  Additional shares assuming exercise of stock options         369        1,662
                                                         ---------    ---------

  Weighted average common shares and common
    share equivalents outstanding - primary                100,127      101,366
                                                         =========    =========

Primary net loss per common share                        $   (1.07)   $   (0.24)
                                                         =========    =========



Assuming Full Dilution
----------------------
Net loss                                                 $(107,217)   $ (24,715)
                                                         =========    =========

Shares:
  Weighted average common shares outstanding                99,259       99,184

  Weighted average shares of restricted
    stock outstanding                                          499          520

  Additional shares assuming exercise of stock options         369        1,674
                                                         ---------    ---------

  Weighted average common shares and common
    share equivalents outstanding - fully diluted          100,127      101,378
                                                         =========    =========

Fully diluted net loss per common share                  $   (1.07)   $   (0.24)
                                                         =========    =========